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Exhibit-21.1
List of Subsidiaries


DIRECT SUBSIDIARIES:

NAME OF SUBSIDIARY                             JURISDICTION OF INCORPORATION
------------------                             -----------------------------
Communication Telesystems Funding              California
WORLDxCHANGE Communications, Inc.              Canada
     -
WXL International - Australia, Inc.            Delaware
WORLDxCHANGE NL Corporation                    Nevada
WXL International - Denmark, Inc.              Delaware
WXL International - Portugal, Inc.             Delaware
WXL International - El Salvador, Inc.          Delaware
WXL International - Italy, Inc.                Delaware
WXL International - Sweden, Inc.               Delaware
WXL International - Belgium, Inc.              Delaware
WXL International - Chile, Inc.                Delaware
WXL International - Guam, Inc.                 Delaware
WXL International - Guatemala, Inc.            Delaware
WXL International - Spain, Inc.                Delaware
WXL International - Germany, Inc.              Delaware
WXL International - Japan, Inc.                Delaware
WXL International - Honduras, Inc.             Delaware
WXL International - New Zealand, Inc.          Delaware
WXL International - Switzerland, Inc.          Delaware
CTS North America, Inc.                        Nevada
WXL Holdings, LTD.                             United Kingdom
WXL International - Nicaragua, Inc.            Delaware
WXL International - Venezuela, Inc.            Delaware
WXL International - Brazil, Inc.               Delaware
WXL International - Egypt, Inc.                Delaware
WXL International - Dominican Republic, Inc.   Delaware
WXL International - Columbia, Inc.             Delaware
WXL International - Peru, Inc.                 Delaware
WXL International - Hong Kong.                 Delaware
WXL International - France, Inc.               Delaware
CTS Telcom Holdings, Inc.                      Delaware
WXL BV, Inc.                                   Delaware



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INDIRECT SUBSIDIARIES:

NAME OF SUBSIDIARY                             JURISDICTION OF INCORPORATION
------------------                             -----------------------------
WORLDxCHANGE Pty, Ltd.                         Australia
     -
WORLDxCHANGE B.V.                              Netherlands
     -
WORLDxCHANGE Aps                               Denmark
     -
WORLDxCHANGE Telecommunicacoes,
     -
LDA                                            Portugal

WORLDxCHANGE Holding Limitada                  El Salvador
     -
WORLDxCHANGE SrL                               Italy
     -
WORLDxCHANGE AB                                Sweden
     -
WORLDxCHANGE B.V.B.A.                          Belgium
     -
WORLDxCHANGE Communications S.A.               Chile
     -
WORLDxCHANGE Communications S.A.               Guatemala
     -
WORLDxCHANGE Spain SL                          Spain
     -
WORLDxCHANGE Communications GmbH               Germany
     -
WORLDxCHANGE Japan, Ltd.                       Japan
     -
WORLDxCHANGE Limited                           New Zealand
     -
WORLDxCHANGE Switzerland GmbH                  Switzerland
     -
WORLDxCHANGE Communications LTD.               United Kingdom
     -
WORLDxCHANGE Communications                    Egypt
     -
WORLDxCHANGE Hong Kong Ltd                     Hong Kong
     -
WORLDxCHANGE Communications S.A.               France
     -
CTS Telcom, Inc.                               Florida
WORLDxCHANGE Communications S.A. de
     -
C.V.                                           El Salvador
B.V. WXL Holding, LLC                          Delaware